Exhibit 10.3

AMENDMENT TO LETTER AGREEMENT

December 23, 2011

Artistic Brands Development, LLC
1850 N.W. 84th Avenue, Suite 100
Miami, Florida 33126

Rene Garcia
1850 N.W. 84th Avenue, Suite 100
Miami, Florida 33126

RE:
Agreement (as amended hereby, the “Main Agreement”), dated April 3, 2009, by and between Parlux Fragrances, Inc. (the “Company”) and Artistic Brands Development (f/k/a Iconic Fragrances, LLC) (“Licensor”); Letter Agreement, dated April 3, 2009, by and among the Company, Licensor and Rene Garcia (as amended hereby, the “Letter Agreement”).

Gentlemen:

Reference is made to the Main Agreement and the Letter Agreement, which are hereby amended as set forth below. Capitalized terms used herein without definition shall have the meaning given to them in the Main Agreement. Reference is also made to an Agreement and Plan of Merger dated on or about the date hereof (the “Merger Agreement”) among the Company, Perfumania Holdings, Inc. (“Parent”) and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, the Company will merge with and into Merger Sub (the “Merger”).

In consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.Subject to the provisions of Paragraph 3 below, notwithstanding anything to the contrary contained in the Main Agreement, the Company and Licensor hereby agree that (a) any Warrant to be issued after the Effective Time (as defined in the Merger Agreement) pursuant to the Agreement with respect to a Subsequent License (a “Company Warrant”) will be a fully vested warrant to purchase a number of shares of Parent Common Stock (as defined in the Merger Agreement) equal to the product (rounded down to the nearest whole share) of (x) the number of shares of Company Common Stock (as defined in the Merger Agreement) issuable upon exercise of such Company Warrant and (y) the Exchange Ratio (as defined in the Merger Agreement), at an exercise price per share equal to $8.00 and otherwise on the terms and conditions of the Main Agreement, as amended and (b) Sections 2.1 and 6.5 of the Main Agreement are hereby amended to eliminate and remove any restriction or prohibition of a designated person being a Parlux Restricted Person (as such term is defined in the Main Agreement).

2.Subject to the provisions of Paragraph 3 below, the Company, Licensor and Rene Garcia hereby agree that (a) neither the Merger nor the Second Merger shall individually or collectively be deemed a “Fundamental Transaction” under the Letter Agreement, (without limiting the foregoing, the Company, the Licensor and Rene Garcia agree that the terms and provisions of the paragraphs of the Letter Agreement under the headings “Vesting”, “Additional Payment - Exercise of Initial Warrants” and “Additional Payment - No Warrant Exercise” shall not apply to the Merger or the Second Merger); and (b) upon consummation of the Merger and payment of the Licensor Warrant Consideration (as such term is defined in the Merger Agreement), the Letter Agreement, as amended, shall terminate and be of no further force or effect. For sake of clarity, unless and until the consummation of the Merger, the Letter Agreement shall remain in full force and effect, except as modified pursuant to the terms of this amendment.

3.The provisions of this amendment shall terminate and be null and void ab initio if the Merger is not consummated in accordance with the terms of the Merger Agreement (a) as in effect on the date hereof or (b) as amended following the date hereof; provided that such amendments shall not (i) adversely affect any of the principal rights and benefits of Licensor and Rene Garcia intended hereby, (ii) affect the Merger Consideration or the Exchange Ratio (each as defined in the Merger Agreement), (iii) affect any holder of a Licensor Warrant (as defined in the Merger Agreement) adversely and disproportionately to any other holder of a Licensor Warrant without the former holder's written consent, or (iv) adversely affect any of the other rights and benefits afforded Licensor or Rene Garcia hereunder other than in an immaterial and de minimis respect. This amendment shall automatically terminate and be of no further force or effect in the event the Merger Agreement is terminated in accordance with the terms thereof.

4.Except as specifically amended hereby, the Main Agreement and the Letter Agreement shall remain in full force and effect in accordance with their original terms.

5.This amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

6.This amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of Delaware.

[Remainder of Page Intentionally Left Blank.]

Rene Garcia and Licensor agree to the foregoing by signing a counterpart of this amendment where indicated below.

Sincerely,

Parlux Fragrances, Inc.

By: /s/ Frederick Purches
Name: Frederick Purches
Title: Chairman and Chief Executive Officer

AGREED AND ACCEPTED:

Artistic Brands Development, LLC

By: /s/ Rene Garcia
Name: Rene Garcia
Title: Manager

/s/ Rene Garcia
Rene Garcia, individually